Exhibit (h)(9)(i)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is dated as of March 30, 2017 by and between Grantham, Mayo Van Otterloo & Co. LLC, a Massachusetts limited liability company (“GMO”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, each of GMO Trust and GMO Series Trust, is a business trust established under the laws of The Commonwealth of Massachusetts (the “Trusts”), is registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of certain of the separate portfolios as listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, the GMO ERISA Pool is a master group trust, also included on Schedule A attached hereto, in which participation is limited to certain pension, profit sharing and stock bonus plans (the “ERISA Pool”);

WHEREAS, GMO and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated as of June 30, 2003 and Conforming Administration Agreements dated as of August 23, 2011 and July 28, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Agreement; and

WHEREAS, GMO and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached hereto.

2.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

3.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:	/s/ J.B. Kittredge
Name:	J.B. Kittredge
Title:	General Counsel
Reviewed by:	/s/ DYC

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

This instrument is executed on behalf of Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) by a duly authorized officer or other agent solely in his or her capacity as authorized signatory, pursuant to delegated authority from GMO, and not individually. The obligations of or arising out of this instrument are not binding upon any officer or other agent, partner, member or director of GMO individually, but are binding only upon GMO and its assets. A Certificate of Organization of GMO is on file with the Secretary of the Commonwealth of Massachusetts.

SCHEDULE A

Listing of Trusts and Funds

(Updated as of March 30, 2017)

GMO Trust

GMO SGM Major Markets Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Allocation Fund

GMO Benchmark-Free Fund

GMO Core Plus Bond Fund

GMO Climate Change Fund*

GMO Currency Hedged International Bond Fund

GMO Emerging Country Debt Fund

GMO Global Asset Allocation Fund

GMO Global Equity Allocation Fund

GMO Implementation Fund

GMO International Equity Allocation Fund

GMO International Developed Equity Allocation Fund

GMO Quality Fund

GMO Opportunistic Income Fund

GMO Risk Premium Fund

GMO Special Opportunities Fund

GMO Strategic Opportunities Allocation Fund

GMO U. S. Equity Allocation Fund

GMO U.S. Treasury Fund

GMO Global Developed Equity Allocation Fund

GMO Alpha Only Fund

GMO Emerging Countries Fund

GMO Emerging Domestic Opportunities Fund

GMO Emerging Markets Fund

GMO Foreign Fund

GMO Foreign Small Companies Fund

GMO International Large/Mid Cap Equity Fund

GMO International Equity Fund

GMO International Small Companies Fund

GMO Resources Fund

GMO Taiwan Fund

GMO Tax-Managed International Equities Fund

GMO Series Trust

GMO Benchmark-Free Allocation Series Fund

GMO Core Plus Bond Series Fund*

GMO Emerging Countries Series Fund

GMO Emerging Country Debt Series Fund*

GMO Foreign Series Fund*

GMO Global Asset Allocation Series Fund

GMO Global Equity Allocation Series Fund

GMO International Equity Allocation Series Fund

GMO International Developed Equity Allocation Series Fund*

GMO Quality Series Fund*

GMO U.S. Equity Allocation Series Fund*

GMO SGM Major Markets Series Fund*

GMO ERISA Pool

*GMO will provide State Street with at least (5) business days’ prior notice to the commencement of operations.